Exhibit 1.1

METLIFE, INC.

DEPOSITARY SHARES

UNDERWRITING AGREEMENT

May 30, 2018

To the Representatives of the several

Underwriters named in the respective

Pricing Agreements hereinafter described

Ladies and Gentlemen:

From time to time, MetLife, Inc., a Delaware corporation (the “Company”), proposes to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (with respect to such Pricing Agreement and the securities specified therein, the “Underwriters”) (1) the respective numbers of the Company’s depositary shares identified in Schedule I to the applicable Pricing Agreement under the caption “Initial Depositary Shares” (with respect to such Pricing Agreement, the “Initial Depositary Shares”) and (2) pursuant to the over-allotment option granted by the Company to the Underwriters and described in Section 2(b) of this Agreement, up to the respective numbers of the Company’s depositary shares identified in Schedule I to the applicable Pricing Agreement under the caption “Number of Option Depositary Shares” (with respect to such Pricing Agreement, the “Option Depositary Shares” and the Option Depositary Shares together with the Initial Depositary Shares, the “Depositary Shares”), with each Depositary Share representing ownership of a fractional interest in a share of the Company’s preferred stock identified in Schedule II to the applicable Pricing Agreement, par value $0.01 per share (with respect to such Pricing Agreement, the “Preferred Shares” and the Preferred Shares together with the Depositary Shares, the “Securities”).

The Preferred Shares will, when issued, be deposited by the Company against delivery of depositary receipts (with respect to such Preferred Shares, the “Depositary Receipts”) to be issued by Computershare Inc. and Computershare Trust Company, N.A. (collectively, the “Depositary”), under a deposit agreement, to be dated as of the Closing Date (as defined below) (each a “Deposit Agreement”), among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued thereunder. The terms and rights of any particular issuance of the Preferred Shares shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the Amended and Restated Certificate of Incorporation of the Company, as amended, including the applicable certificate of designations related to the Securities (together, the “Certificate of Designations”).

Particular sales of the Depositary Shares may be made from time to time to the Underwriters of such Depositary Shares, for whom the firms designated as representatives of the Underwriters of such Depositary Shares in the Pricing Agreement relating thereto will act as representatives (the

“Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Depositary Shares or as an obligation of any of the Underwriters to purchase any of the Depositary Shares. The obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Depositary Shares shall be evidenced by the Pricing Agreement with respect to the Depositary Shares specified therein.

Each Pricing Agreement shall specify the total number of Depositary Shares, the series of Preferred Shares to which such Depositary Shares relate and the interest in a Preferred Share represented by each such Depositary Share, the initial public offering price of such Depositary Shares, the purchase price to the Underwriters of such Depositary Shares, the names of the Underwriters of such Depositary Shares, the names of the Representatives of such Underwriters and the number of Depositary Shares to be purchased by each Underwriter. In addition, such Pricing Agreement shall set forth the date, time and manner of delivery of such Depositary Shares and payment therefor. Such Pricing Agreement shall also specify (in a manner not inconsistent with the Certificate of Designations and the registration statement and prospectus with respect thereto) the terms of the Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

1.	Representations and Warranties. The Company represents and warrants to the Underwriters, and agrees with each of the Underwriters that, unless otherwise specified, as of the date hereof, as of the Applicable Time (as defined below), as of the Closing Date and, if applicable, as of the Option Closing Date, as follows:

(a)

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-214708) under the Securities Act of 1933, as amended (the “Act”), which has become effective, for the registration under the Act of the Securities. The Company meets the requirements for use of Form S-3 under the Act. The Company proposes to file with the Commission pursuant to Rule 424 under the Act (“Rule 424”) a supplement or supplements to the form of prospectus included in such registration statement relating to the Securities and the plan of distribution thereof. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; the Registration Statement at the time it originally became effective is herein called the “Original Registration Statement”; such prospectus in the form in which it appears in the Original Registration Statement is hereinafter called the “Base Prospectus”; and such supplemented form of final prospectus, in the form in which it shall first be filed with the Commission pursuant to Rule 424 (including the Base Prospectus as so supplemented), is hereinafter called the “Final Prospectus.” Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424 is hereinafter called a “Preliminary Prospectus.”

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Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus (as defined below) or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Final Prospectus shall be deemed to refer to and include any document filed under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference; each Preliminary Prospectus, the Pricing Prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424, complied when so filed in all material respects with the Act and the rules thereunder and each Preliminary Prospectus, the Pricing Prospectus and the Final Prospectus delivered to the Representatives for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, except to the extent permitted by Regulation S-T.

(b)	(i)	The Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, will comply in all material respects with the applicable requirements of the Act, the Exchange Act and the respective rules thereunder;

(ii)	(A) The Registration Statement does not and will not, as of the applicable effective date as to each part of the Registration Statement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (B) the Final Prospectus does not and will not, as of its date and as of its filing date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that for each of (A) and (B), the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished in writing to the Company by such Underwriter expressly for use in the Registration Statement and the Final Prospectus;

(iii)	As of the Applicable Time, the Issuer Free Writing Prospectus(es) (as defined below) listed on Schedule 1 hereto, if any, the Pricing Prospectus,

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and the final term sheet relating to the Securities set forth as Schedule II to the Pricing Agreement (the “Final Term Sheet”), all considered together (collectively, the “Disclosure Package”), will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(iv)	As of the Applicable Time, each Issuer Free Writing Prospectus listed on Schedule 1 hereto, if any, and Schedule 2 hereto will not conflict with the information contained or incorporated by reference in the Registration Statement or the Disclosure Package, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Disclosure Package and any other such Issuer Free Writing Prospectus, in each case as of the Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, it is understood and agreed that in no event shall any such Issuer Free Writing Prospectus, including but not limited to any electronic roadshow, be listed on Schedule 1 hereto and Schedule 2 hereto unless the Company (A) has consented to the use thereof and (B) shall have approved its contents before any such use, in each case in accordance with the provisions of this Agreement.

As used in this subsection and elsewhere in this Underwriting Agreement:

“Applicable Time” means 5:06p.m. (Eastern Time) on May 30, 2018 or such other time as agreed by the Company and the Representatives and stated in the applicable Pricing Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act (“Rule 433”), relating to the Securities.

“Pricing Prospectus” means the Base Prospectus, as amended or supplemented (including by any Preliminary Prospectus) immediately prior to the Applicable Time.

(c)	At the time the Company or another offering participant first made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act.

(d)

(i) At the time of filing the Original Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) relied on the exemption of Rule 163 under the Act and (iv) as of the date of this Agreement, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the Act. The Registration Statement is an “automatic

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shelf registration statement,” as defined in Rule 405 under the Act, that automatically became effective not more than three years prior to the date hereof; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to use of the automatic shelf registration statement and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement. The Company has paid or shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(e)	Each document incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the Act or the Exchange Act, as applicable.

(f)

Neither the Company nor any Significant Subsidiary (as defined below) of the Company has sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package any loss or interference material to the business of the Company and its subsidiaries considered as a whole, other than as described in or contemplated by the Disclosure Package, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since the respective dates as of which information is given in the Disclosure Package, other than as described or contemplated in the Disclosure Package, there has not been any (i) material addition, or development involving a prospective material addition, to the liability of any Significant Subsidiary for future policy benefits, policyholder account balances and other claims, other than in the ordinary course of business, (ii) material decrease in the surplus of any Significant Subsidiary or material change in the capital stock or other ownership interests (other than issuances of common stock upon the exercise of outstanding employee stock options or pursuant to existing employee compensation plans or on the conversion or exchange of convertible or exchangeable securities outstanding on the date of the applicable Pricing Agreement) of the Company or any Significant Subsidiary or any material increase in the long-term debt of the Company or its subsidiaries, considered as a whole, or (iii) material adverse change, or development involving a prospective material adverse change, in or affecting the business, financial position, reserves, surplus, equity or results of operations (in each case considered either on a statutory accounting or U.S. generally accepted accounting principles (“GAAP”) basis, as applicable) of the Company and its subsidiaries considered as a whole. As of December 31, 2017, the subsidiaries of the Company that would qualify as a “Significant Subsidiary” of the Company under Regulation S-X were Metropolitan Life Insurance Company (“MLIC”), American Life Insurance Company, MetLife Global Holding Company I GmbH, MetLife Global Holding Company II GmbH, Metropolitan Global Management, LLC, MetLife International Holdings LLC, MetLife Global Holdings Corporation S.A. de C.V., MetLife Insurance Company

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KK, St. James Fleet Investments Two Limited, Convent Station Euro Investments Four Company and Park Twenty Three Investments Company. For purposes of this Underwriting Agreement, the term “Significant Subsidiary” shall mean each of the subsidiaries listed in the preceding sentence other than St. James Fleet Investments Two Limited, Convent Station Euro Investments Four Company and Park Twenty Three Investments Company.

(g)	The Company and each Significant Subsidiary has good and marketable title in fee simple to all material real property and good and marketable title to all material personal property owned by it, in each case free and clear of all liens, encumbrances and defects that materially interfere with the use made and proposed to be made of such property by the Company or any Significant Subsidiary, except such as are described in the Disclosure Package or such as would not have a material adverse effect on the business, financial position, equity, reserves, surplus or results of operations of the Company and its subsidiaries, considered as a whole (“Material Adverse Effect”), and any material real property and material buildings held under lease by the Company or any of its subsidiaries are held under valid, subsisting and enforceable leases with such exceptions that do not materially interfere with the use made and currently proposed to be made of such property and buildings by the Company or any Significant Subsidiary.

(h)	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and good standing, except to the extent that the failure to be so qualified and in good standing would not have a Material Adverse Effect; MLIC was duly converted from a mutual life insurance company to a stock life insurance company on April 7, 2000 in accordance with the Plan of Reorganization of MLIC under Section 7312 of the New York Insurance Law; each Significant Subsidiary is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package; and each Significant Subsidiary is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and good standing, except to the extent that the failure to be so qualified and in good standing would not have a Material Adverse Effect.

(i)	The Company has the corporate power and authority to execute and deliver this Agreement, the applicable Pricing Agreement, the applicable Deposit Agreement, the Certificate of Designations and the Securities and to consummate the transactions contemplated hereby and thereby.

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(j)	The Company has an authorized capitalization as set forth and described in the Disclosure Package, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company; except as disclosed in the Disclosure Package and for performance shares, restricted stock units, and stock options granted on or after January 1, 2018 pursuant to the MetLife, Inc. 2015 Stock and Incentive Compensation Plan, and deferred shares credited under deferred compensation plans, there are no outstanding options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into or any contracts or commitments to sell shares of the Company’s capital stock or any such options, rights, warrants, convertible securities or obligations; the description of the Company’s stock option plans and the options or other rights granted and exercised thereunder set forth in the Disclosure Package accurately and fairly describe the information required to be shown with respect to such plans, arrangements, options and rights; except as disclosed in the Disclosure Package, there are no rights of any person, corporation or other entity to require registration of any shares of common stock or any other securities of the Company in connection with the filing of the Registration Statement and the issuance and sale of the Securities pursuant to this Agreement, the applicable Pricing Agreement and the applicable Deposit Agreement; all of the issued shares of capital stock or other ownership interests of MLIC have been duly authorized and validly issued, are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims.

(k)	The Securities have been duly authorized and, when the Securities have been delivered and paid for pursuant to this Agreement, the applicable Pricing Agreement and the applicable Deposit Agreement on the Closing Date or the Option Closing Date, as applicable, the Securities will have been validly issued, fully paid and nonassessable; the Securities, the Certificate of Designations and the Depositary Receipts conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus; and no securityholders of the Company have any preemptive or other similar rights with respect to the Securities. The deposit of the Preferred Shares by the Company in accordance with the applicable Deposit Agreement has been duly authorized by the Company and, assuming due execution and delivery of the Depositary Receipts and the Deposit Agreement by the Depositary, each Depositary Receipt will be validly issued and delivered, will conform to the description of the Depositary Shares in the Disclosure Package and the Final Prospectus and will entitle the holder thereof to the benefits provided therein and in the Deposit Agreement.

(l)

Each Significant Subsidiary that is required to be organized or licensed as an insurance company in its jurisdiction of incorporation (each, an “Insurance Subsidiary” and collectively, the “Insurance Subsidiaries”) is licensed as an

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insurance company in its respective jurisdiction of incorporation and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; except as otherwise described in the Disclosure Package, each Insurance Subsidiary has all other approvals, orders, consents, authorizations, licenses, certificates, permits, registrations and qualifications (collectively, the “Approvals”) of and from all insurance regulatory authorities to conduct its business, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that could reasonably be expected to lead to any revocation, termination or suspension of any such Approval, the revocation, termination or suspension of which would have, individually or in the aggregate, a Material Adverse Effect; and, to the knowledge of the Company, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent which would have, individually or in the aggregate, a Material Adverse Effect.

(m)	The Company and each Significant Subsidiary has all necessary Approvals of and from, and has made all filings, registrations and declarations (collectively, the “Filings”) with, all insurance regulatory authorities, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, which are necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Disclosure Package, except where the failure to have such Approvals or to make such Filings would not have, individually or in the aggregate, a Material Adverse Effect; to the knowledge of the Company, the Company and each Significant Subsidiary is in compliance with all applicable laws, rules, regulations, orders, by-laws and similar requirements, including in connection with registrations or memberships in self-regulatory organizations, and all such Approvals and Filings are in full force and effect and neither the Company nor any Significant Subsidiary has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Approval or otherwise impose any limitation on the conduct of the business of the Company or any Significant Subsidiary, except as described in the Disclosure Package or except for any such non-compliance, suspension, revocation or limitation which would not have, individually or in the aggregate, a Material Adverse Effect.

(n)	Each Insurance Subsidiary is in compliance with and conducts its businesses in conformity with all applicable insurance laws and regulations of its respective jurisdiction of incorporation and the insurance laws and regulations of other jurisdictions which are applicable to it, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect.

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(o)	Each Significant Subsidiary which is engaged in the business of acting as a broker-dealer or an investment advisor (respectively, a “Broker-Dealer Subsidiary” and an “Investment Advisor Subsidiary”) is duly licensed or registered as a broker-dealer or investment advisor, as the case may be, in each jurisdiction where it is required to be so licensed or registered to conduct its business, in each case, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary has all other necessary Approvals of and from all applicable regulatory authorities, including any self-regulatory organization, to conduct its businesses, in each case with such exceptions, as would not have, individually or in the aggregate, a Material Adverse Effect; except as otherwise described in the Disclosure Package, none of the Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries has received any notification from any applicable regulatory authority to the effect that any additional Approvals from such regulatory authority are needed to be obtained by such subsidiary in any case where it could be reasonably expected that (i) any of the Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries would in fact be required either to obtain any such additional Approvals or cease or otherwise limit engaging in a certain business and (ii) the failure to have such Approvals or limiting such business would have a Material Adverse Effect; and each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary is in compliance with the requirements of the broker-dealer and investment advisor laws and regulations of each jurisdiction which are applicable to such subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect.

(p)

The issue and sale of the Securities pursuant to any Pricing Agreement, and compliance by the Company with all of the provisions of the Securities, the Certificate of Designations, the Depositary Receipts, this Agreement, any Pricing Agreement and any Deposit Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, or other written agreement or similar instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any of the property or assets of the Company or any Significant Subsidiary is subject, or which affects the validity, performance or consummation of the transactions contemplated by this Agreement or any Deposit Agreement, nor will such action result in any violation of any statute or any order, rule or regulation of any court or insurance regulatory authority or other governmental agency or body having jurisdiction over the Company or any Significant Subsidiary or any of their properties, in each case other than such breaches, conflicts, violations, or defaults which individually or in the aggregate, would not have a Material Adverse Effect and would not adversely affect the validity or performance of the Company’s obligations under the Securities, the Certificate of Designations, this Agreement, any Pricing Agreement and any Deposit

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Agreement; nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws or other charter documents of the Company or any Significant Subsidiary; and no Approval of or Filing with any such court or insurance regulatory authority or other governmental agency or body is required for the issue or sale of the Securities, except, assuming the accuracy of the Underwriters’ representation in Section 9 of this Agreement, (i) the registration under the Act of the Securities which registration has become effective and (ii) such Approvals or Filings as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and except for the filing of the Certificate of Designations with the Delaware Secretary of State.

(q)	Other than as set forth in the Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject, challenging the transactions contemplated by this Agreement, the applicable Pricing Agreements and the applicable Deposit Agreement or which, if determined adversely to the Company or its subsidiaries, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under the Certificate of Designations, this Agreement or any Deposit Agreement; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others other than as set forth in the Disclosure Package.

(r)	Neither the Company nor any Significant Subsidiary is in violation of any of its certificate of incorporation or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, which violation or default would have, individually or in the aggregate, a Material Adverse Effect.

(s)	The statements set forth in each of the Disclosure Package and the Final Prospectus under the captions “Description of Capital Stock,” “Description of Depositary Shares,” “Description of the Series E Preferred Stock” and “Description of the Depositary Shares,” insofar as they purport to constitute a summary of the terms of the Securities, fairly summarize such terms in all material respects. The discussion set forth in each of the Disclosure Package and the Final Prospectus under the caption “Certain Material U.S. Federal Income Tax Consequences” fairly summarizes in all material respects (subject to the limitations and qualifications set forth therein) the material United States federal income tax consequences of the acquisition, ownership and disposition of the Securities.

(t)	Other than as disclosed in the Disclosure Package, the financial statements of the Company and its consolidated subsidiaries included or incorporated by reference

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in the Disclosure Package, together with the related schedules and notes, comply in all material respects with the requirements of the Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position, the results of operations and the changes in cash flows of such entities in conformity with GAAP at the respective dates or for the respective periods to which they apply; and such financial statements and related notes and schedules, if any, have been prepared in accordance with GAAP consistently applied throughout the periods involved.

(u)	Deloitte & Touche LLP, which has audited certain consolidated financial statements of the Company and its subsidiaries, is an Independent Registered Public Accounting Firm as required by the Act and the rules and regulations of the Commission thereunder.

(v)	Neither the Company nor any Significant Subsidiary is, or after giving effect to the issue and sale of the Securities pursuant to any Pricing Agreement will be, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations thereunder, although certain separate accounts of MLIC and of certain Insurance Subsidiaries are required to register as investment companies under the Investment Company Act.

(w)	This Agreement and the applicable Pricing Agreement with respect to the applicable Securities have been duly authorized, executed and delivered by the Company. The applicable Deposit Agreement has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered and will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

(x)	None of the Company or its subsidiaries or, to the best of their knowledge, any of their directors, officers or affiliates, has taken or will take, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities in violation of Regulation M under the Exchange Act.

(y)	The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Solely as a result of the material weaknesses in internal control over financial reporting disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 Form 10-K”), which remain unremediated as of March 31, 2018, the Company did not maintain effective internal control over financial reporting as of March 31, 2018.

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(z)	The Company and its consolidated subsidiaries employ disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure. Solely as a result of the material weaknesses in internal control over financial reporting disclosed in the 2017 Form 10-K, which remain unremediated as of March 31, 2018, the Company’s disclosure controls and procedures were not effective as of March 31, 2018.

(aa)	No stop order suspending the effectiveness of the Registration Statement has been issued under the Act and the Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, the Company is not the subject of a pending proceedings under Section 8A of the Act in connection with the offering of the Securities and any request on the part of the Commission for additional information has been complied with.

(bb)	Except as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) all tax returns required to be filed by the Company or any of its subsidiaries have been timely filed, (ii) (A) all taxes (whether imposed directly or through withholding) including any interest, fine, sales and use taxes, all taxes which the Company and each of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties with respect to the period covered by such tax returns, additions to tax, or penalties applicable thereto due or claimed to be due from such entities have been timely paid, and (B) no deficiency assessment with respect to a proposed adjustment of the Company or its subsidiaries’ federal, state, local or foreign taxes is pending or, to the best of the Company or its subsidiaries’ knowledge, threatened, in each case of (A) and (B), other than such taxes or adjustments that are being contested in good faith or for which adequate reserves have been provided, and (iii) to the Company and its subsidiaries’ knowledge, there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or its subsidiaries.

2.	Purchase and Sale.

(a)

Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees, as of the date hereof and as of the Applicable Time, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, as of the date hereof and as of the Applicable Time, to

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purchase from the Company, at the purchase price set forth in Schedule III of the applicable Pricing Agreement (the “Purchase Price”), the number of Initial Depositary Shares set forth opposite such Underwriter’s name in Schedule I to the applicable Pricing Agreement.

(b)	Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees, as of the date hereof and as of the Applicable Time, to sell to the Underwriters, and the Underwriters shall have the right, severally and not jointly, to purchase from the Company solely to cover over-allotments, if any, at the Purchase Price, up to the total number of Option Depositary Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of the applicable Pricing Agreement. Any exercise notice shall specify the number of Option Depositary Shares to be purchased by the Underwriters, the number of Option Depositary Shares to be sold to retail investors and the number of Option Depositary Shares to be sold to institutional investors, and the date on which such Option Depositary Shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Initial Depositary Shares nor later than fifteen business days after the date of such notice. On each day, if any, that Option Depositary Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Option Depositary Shares that bears the same proportion to the total number of Option Depositary Shares to be purchased on such Option Closing Date as the number of Initial Depositary Shares set forth in Schedule I of the applicable Pricing Agreement opposite the name of such Underwriter bears to the total number of Initial Depositary Shares.

3.	Delivery and Payment. The Initial Depositary Shares and the Option Depositary Shares, as the case may be, to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form acceptable to the Representatives, shall be delivered by or on behalf of the Company to Morgan Stanley & Co. LLC for the account of such Underwriter at the office, on the date and at the time specified in the applicable Pricing Agreement (or such later date not later than five business days after such specified date as the Representatives shall designate), which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Initial Depositary Shares being herein called the “Closing Date”). Delivery of the Depositary Shares shall be made to the Underwriters for the respective accounts of the several Underwriters against payment by the Underwriters of the purchase price thereof by wire transfer of Federal (same-day) funds to the account specified by the Company or as otherwise set forth in the applicable Pricing Agreement. The Company shall cause the Depositary Shares to be delivered by book-entry transfer through the facilities of DTC in such manner and in such amounts as Morgan Stanley & Co. LLC shall direct.

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4.	Company Covenants. The Company agrees with each of the Underwriters of any Depositary Shares:

(a)	To prepare the Final Prospectus as amended and supplemented in relation to the applicable Securities in a form approved by the Representatives and to file timely such Final Prospectus pursuant to Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Final Prospectus as amended or supplemented after the Applicable Time and prior to the Closing Date for such Securities unless the Representatives for such Securities shall have had a reasonable opportunity to review and comment upon any such amendment or supplement prior to any filing thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Final Prospectus or any amended Final Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Securities and, during such same period, to advise the Representatives, promptly after it receives notice thereof, of (i) the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Final Prospectus, (ii) the suspension of the qualification of such Securities for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose, or (iii) any request by the Commission for the amending or supplementing of the Registration Statement or Final Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Final Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(b)	To give the Representatives notice of its intention to make any filing pursuant to the Exchange Act or the regulations of the Commission thereunder, other than filings made pursuant to Section 16 under the Exchange Act, during the period beginning from the Applicable Time and continuing to and including the Closing Date and to furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing. The Company shall prepare the Final Term Sheet and file such Final Term Sheet as an Issuer Free Writing Prospectus within two business days after the date hereof; provided that the Company shall furnish the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Representatives shall object;

(c)	Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for so long as may be necessary to complete the distribution of such Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject;

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(d)	To furnish to the Representatives a copy of each proposed Issuer Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Issuer Free Writing Prospectus to which the Representatives reasonably object; if at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Disclosure Package, the Final Prospectus or any Preliminary Prospectus or, when taken together with the Disclosure Package and any other such Issuer Free Writing Prospectus, included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, to promptly notify the Representatives and, if requested by the Representatives, to promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter expressly for use therein;

(e)	To furnish the Underwriters with copies of any Issuer Free Writing Prospectus or the Final Prospectus in such quantities as the Representatives may from time to time reasonably request, and if, at any time prior to the earlier of (i) the completion of the distribution by each of the Underwriters of the Depositary Shares purchased by such Underwriter under this Agreement and (ii) the expiration of nine months after the date of the Final Prospectus, any event shall have occurred as a result of which any Issuer Free Writing Prospectus or the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Issuer Free Writing Prospectus or the Final Prospectus were delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement any Issuer Free Writing Prospectus or the Final Prospectus or to file under the Exchange Act any document incorporated by reference in any Issuer Free Writing Prospectus or the Final Prospectus in order to comply with the Act or the Exchange Act, (i) to notify the Representatives and (ii) upon their request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Issuer Free Writing Prospectus or a supplement to the Final Prospectus or an amended Final Prospectus which will correct such statement or omission or effect such compliance; and any Issuer Free Writing Prospectus and the Final Prospectus and any amendments or supplements thereto furnished to the Representatives shall be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

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(f)	To make generally available to securityholders of the Company as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

(g)	During a period of 30 days from the date of the applicable Pricing Agreement, not to offer, sell, contract to offer or sell or otherwise dispose of any preferred stock of the Company or debt securities of the Company, in each case, having pricing characteristics similar to the Securities exceeding an aggregate liquidation preference and principal amount of $3 billion, except, for the avoidance of doubt, debt securities issued under the Global Note Issuance Program of Metropolitan Life Global Funding I or any commercial paper program of, or sponsored by, the Company or any subsidiaries, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld;

(h)	During a period of five years from the effective date of the Registration Statement, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders of the Company, and to furnish to the Representatives as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which the Securities or any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission), provided that reports and financial statements furnished to or filed with the Commission, and publicly available on EDGAR, or furnished on the Company’s website, shall be deemed to have been furnished to the Representatives under this Section 4(h);

(i)	The Company agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus (other than, for the avoidance of doubt, any Bloomberg L.P. or other electronic communication regarding any preliminary term sheets or comparable security prices and the Final Term Sheet filed pursuant to Section 4(b) hereto). Each Underwriter agrees, unless it obtains the prior consent of the Company and the Representatives, not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder but for the action of such Underwriter (other than, for the avoidance of doubt, the Final Term Sheet filed pursuant to Section 4(b) hereto); and

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(j)	The Company agrees to use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus.

(k)	The Company will use its reasonable best efforts to effect within 30 days of the Closing Date and maintain the listing of the Depositary Shares on the New York Stock Exchange (the “NYSE”).

5.	Fees and Expenses. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of counsel and accountants to the Company in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Final Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing certificates representing the Securities, this Agreement, any Pricing Agreement, any Deposit Agreement, the Certificate of Designations, any Blue Sky Survey and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws and insurance securities laws as provided in Section 4(c) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Survey; (iv) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Securities; (v) any fees charged by securities rating services for rating the Securities and all costs and expenses incident to listing the Depositary Shares on the NYSE; (vi) the cost of preparing the Securities; (vii) the fees and expenses of any transfer agent, registrar or depositary for the Securities and the fees and disbursements of counsel for any such transfer agent, registrar or depositary for the Securities in connection with the Certificate of Designations, any Depositary Receipts, any Depositary Agreement and Securities sold and delivered pursuant to any Pricing Agreement; (viii) any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Securities; and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder which are not otherwise specifically provided for in this Section. Except as provided in this Section, and Sections 7 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them and any advertising expenses connected with any offers of the Securities that they may make.

6.	Conditions to Underwriters’ Obligations.

(a)

The obligations of the Underwriters of any Initial Depositary Shares under the Pricing Agreement relating to such Initial Depositary Shares shall be subject, in their discretion, to the condition that all representations and warranties and other

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statements of the Company herein or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof are, at and as of the Closing Date true and correct, the condition that the Company shall have performed all of its obligations hereunder and under the Pricing Agreement relating to such Initial Depositary Shares to be performed at or before the Closing Date, and the following additional conditions:

(i)	The Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; the Final Term Sheet shall have been filed with the Commission pursuant to Rule 433(d); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(ii)	Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, shall have furnished to the Underwriters such written opinion, dated such Closing Date, with respect to the valid existence and good standing of the Company, the validity of the Initial Depositary Shares being delivered on such Closing Date, the Registration Statement and the Final Prospectus, and such other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(iii)	Kristin H. Smith, Vice President and Interim Chief Counsel – General Corporate of the Company, shall have furnished to the Underwriters her written opinion, dated the Closing Date, substantially in the form attached hereto as Annex II;

(iv)	Willkie Farr & Gallagher LLP, counsel for the Company, shall have furnished to the Underwriters their written opinions, each dated the Closing Date, substantially in the form attached hereto as Annex III-A with respect to certain corporate and tax matters, and Annex III-B with respect to the Registration Statement, Disclosure Package and the Final Prospectus;

(v)	The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request;

(vi)

(A) On the date of the applicable Pricing Agreement, Deloitte & Touche LLP shall have furnished to the Representatives a letter, dated the date of that Pricing Agreement, in form and substance reasonably satisfactory to

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you, confirming that they are independent registered public accountants with respect to the Company and the Company’s subsidiaries within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder, and further to the effect set forth in Annex V hereto, and (B) on the Closing Date for the applicable Securities, Deloitte & Touche LLP shall have furnished to the Representatives a letter, dated the date of delivery thereof, in form and substance reasonably satisfactory to you, that reaffirms the statements made in the letter furnished pursuant to subclause (A) of this Section 6(a)(vi), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date;

(vii)	(A) Neither the Company nor any Significant Subsidiary shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package, and (B) since the respective dates as of which information is given in the Disclosure Package, there shall not have been any change in the surplus of any Significant Subsidiary or the capital stock of the Company or any increase in the long-term debt of the Company and its subsidiaries considered as a whole, or any change, or any development involving a prospective change, in or affecting the business, financial position, reserves, surplus, equity or results of operations of the Company and the Significant Subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Disclosure Package, the effect of which, in any such case described in clause (A) or (B), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the applicable Securities on the terms and in the manner contemplated in the Final Prospectus;

(viii)	After the Applicable Time (A) no downgrading shall have occurred in the rating accorded the debt securities of the Company or any Significant Subsidiary or the financial strength or claims paying ability of the Company or any Significant Subsidiary by A.M. Best & Co., Fitch Ratings, Inc., Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services, and (B) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, or shall have given notice of any intended or potential downgrading of, its rating of any debt security or the financial strength or the claims paying ability of the Company or any Significant Subsidiary, the effect of which, in any such case described in clause (A) or (B), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the applicable Securities on the terms and in the manner contemplated in the Final Prospectus;

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(ix)	At or after the Applicable Time, there shall not have occurred any of the following: (A) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the applicable Securities, whether in the primary market or in respect of dealings in the secondary market; (B) a suspension or material limitation in trading in securities generally on the NYSE; (C) a suspension or material limitation in trading in the Company’s securities on the NYSE; (D) a suspension or material limitation in clearing and/or settlement in securities generally; (E) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (F) the material outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or any other national or international calamity or emergency (including without limitation as a result of an act of terrorism) if the effect of any such event specified in this clause (F) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering or the delivery of the applicable Securities on the terms and in the manner contemplated in the Final Prospectus;

(x)	The Company shall have complied with any request by the Representatives with respect to the furnishing of copies of the Final Prospectus in compliance with the provisions of Section 4(e) hereof;

(xi)	On the Closing Date, the Representatives shall have received a certificate of the Treasurer of the Company, dated as of the Closing Date, substantially in the form of Annex IV hereto; and

(xii)	On the Closing Date, the Company shall have executed and filed the Certificate of Designations with the Delaware Secretary of State.

(b)	In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Depositary Shares under a Pricing Agreement, the obligations of the Underwriters of those Option Depositary Shares shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof are, at and as of the Option Closing Date true and correct, the condition that the Company shall have performed all of its obligations hereunder and under the Pricing Agreement relating to such Option Depositary Shares to be performed at or before the Option Closing Date, and the following additional conditions:

(i)	Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, shall have furnished to the Underwriters a written opinion, dated such Option Closing Date, with respect to the Option Depositary Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(a)(ii) hereof, and such counsel shall have received such papers and information as they may reasonably request to enable them to furnish such written opinion;

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(ii)	Kristin H. Smith, Vice President and Interim Chief Counsel – General Corporate of the Company, shall have furnished to the Underwriters her written opinion, dated the Option Closing Date and otherwise to the same effect as the opinion required by Section 6(a)(iii) hereof;

(iii)	Willkie Farr & Gallagher LLP, counsel for the Company, shall have furnished to the Underwriters their written opinions, each dated the Option Closing Date and otherwise to the same effect as the respective opinions required by Section 6(a)(iv) hereof;

(iv)	The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request;

(v)	On such Option Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives a letter, dated the date of delivery thereof and otherwise to the same effect as the letter required by Section 6(a)(vi)(B) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Option Closing Date;

(vi)	On such Option Closing Date, the Representatives shall have received a certificate of the Treasurer of the Company, dated as of the Option Closing Date, confirming that the certificate delivered at the Closing Date pursuant to Section 6(a)(xi) hereof remains true and correct as of such Option Closing Date; and

(vii)	On such Option Closing Date, the Company shall have executed and filed the Certificate of Designations with the Delaware Secretary of State,

provided, however, that if the Option Closing Date shall be the same date as the Closing Date, there shall be no separate obligation to deliver the items referenced in clauses (i) through (vii) above.

7.	Indemnification and Contribution.

(a)

The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such

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losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement or any amendment or supplement (when considered together with the document to which such supplement relates) thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any Preliminary Prospectus, Pricing Prospectus, any Issuer Free Writing Prospectus or the Final Prospectus, or any amendment or supplement (when considered together with the document to which such supplement relates) thereto, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any Issuer Free Writing Prospectus, Pricing Prospectus, the Registration Statement or the Final Prospectus, or any such amendment or supplement(s) in reliance upon and in conformity with written information furnished to the Company by any Underwriter of the applicable Depositary Shares through the Representatives expressly for use therein.

(b)	Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, its directors and officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities (or actions in respect thereof) to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, Pricing Prospectus, the Registration Statement, or the Final Prospectus, or any amendment or supplement (when considered together with the document to which such supplement relates) thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any Issuer Free Writing Prospectus, Pricing Prospectus, the Registration Statement, the Final Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

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(c)	Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; the omission so to notify the indemnifying party shall relieve it from any liability which it may have to any indemnified party under such subsection, to the extent the indemnifying party is actually materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party or any other indemnified party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnifying party and such indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and such indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. In no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same allegations or circumstances.

(d)

If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, other than due to the express provisions

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thereof, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the applicable Securities to which any such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the applicable Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus relating to the applicable Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of the applicable Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

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(e)	The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act. The obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

8.	Defaulting Underwriters.

(a)	If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase under the Pricing Agreement relating to such Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Closing Date or the Option Closing Date, as applicable, for such Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Disclosure Package or the Final Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement, the Disclosure Package or the Final Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Securities.

(b)

If, after giving effect to any arrangements for the purchase of the Securities of any defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of shares of such Securities which remains unpurchased does not exceed ten percent of the aggregate number of shares of such Securities to be purchased on such Closing Date or the Option Closing Date, as applicable, then the Company shall have the right to require each non-defaulting Underwriter to purchase the aggregate number of shares of such Securities which such Underwriter agreed to purchase under the Pricing Agreement relating to such Securities and, in addition, to require each nondefaulting Underwriter to purchase its pro rata share (based on

25

the aggregate number of shares of such Securities which such Underwriter agreed to purchase under such Pricing Agreement) of such Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)	If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of shares of such Securities which remains unpurchased exceeds ten percent of the aggregate number of shares of such Securities as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Securities shall thereupon terminate, without liability on the part of any nondefaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 5 hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

9.	Offering Restrictions. Each Underwriter acknowledges, represents and agrees that it has not offered, sold or delivered and it will not offer, sell or deliver, any of the Securities, in or from any jurisdiction except under circumstances that are reasonably designed to result in compliance with the applicable securities laws and regulations thereof. In particular, each Underwriter acknowledges, represents and agrees as set forth in Annex VI to this Agreement.

10.	Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Company or any officer or director or controlling person of the Company and shall survive delivery of and payment for the Securities.

11.	Effect of Termination of Pricing Agreement or Nondelivery of Securities. If any Pricing Agreement shall be terminated pursuant to Section 8 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Securities covered by such Pricing Agreement except as provided in Section 5 and Section 7 hereof; but, if for any other reason, Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Securities, but the Company shall then be under no further liability to any Underwriter in respect of such Securities except as provided in Section 5 and Section 7 hereof.

26

12.	Reliance upon Representatives. In all dealings hereunder, the Representatives shall act on behalf of the Underwriters of Securities and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such of the Representatives, if any, as may be designated for such purpose in the applicable Pricing Agreements.

13.	Notices. All statements, requests, notices and agreements hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication; notices to the Underwriters shall be directed to the address of the respective Representatives as set forth in Schedule III to the applicable Pricing Agreements, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036, attention: Dwight S. Yoo; and notices to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel, with a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, attention: John M. Schwolsky, Esq. and Benjamin Nixon, Esq. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

14.	Contractual Recognition of Bail-In. Notwithstanding, and to the exclusion of, any other term of this Agreement or any other agreements, arrangements, or understandings among the parties hereto, the Company and each Underwriter acknowledges, accepts, and agrees to be bound by:

(a)	the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of each Covered Underwriter to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant Covered Underwriter or another person (and the issue to or conferral on the Company of such shares, securities or obligations); (iii) the cancellation of the BRRD Liability; or (iv) the amendment or alteration of any interest, if applicable, thereon, or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)	the variation of the terms of this Agreement as they relate to any BRRD Liability of a Covered Underwriter, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of the Bail-in Powers by the Relevant Resolution Authority.

For the purposes of this Section 16,

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

27

“Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation.

“Covered Underwriter” means any Underwriter subject to the Bail-In Legislation.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant Covered Underwriter.

15.	Successors and Assigns. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, and, to the extent provided in Sections 7 and 10 hereof, the officers and directors of the Company and each person who controls the Company, or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.	GOVERNING LAW. THIS AGREEMENT AND EACH PRICING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT SUCH PRINCIPLES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

17.	Consent to Jurisdiction. The Company agrees that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, and, to the fullest extent permitted by applicable law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

18.	Counterparts. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

28

19.	No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with any offering contemplated by this Agreement, any Pricing Agreement and any Deposit Agreement and the process leading to any such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to any such offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to such offering contemplated hereby except the obligations expressly set forth in this Agreement and any relevant Pricing Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (e) the Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto and (f) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

20.	Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

21.	WAIVER OF JURY TRIAL. THE COMPANY AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

22.	Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L., 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

[Signature pages follow]

29

Very truly yours,

METLIFE, INC.

By:	/s/ John D. McCallion
Name:	John D. McCallion
Title:	Executive Vice President and Chief Financial Officer and Treasurer

[Signature page to Depositary Shares Underwriting Agreement]

Accepted as of the date hereof

on behalf of each of the Underwriters:

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	Executive Director

[Signature page to Depositary Shares Underwriting Agreement]

MERRILL LYNCH, PIERCE, FENNER & SMITH

                                 INCORPORATED

By:	/s/ Matthew Basler
Name:	Matthew Basler
Title:	Managing Director

[Signature page to Depositary Shares Underwriting Agreement]

UBS SECURITIES LLC

By:	/s/ Sam Reinhart
Name:	Sam Reinhart
Title:	Managing Director

By:	/s/ Corey Sieven
Name:	Corey Sieven
Title:	Director

[Signature page to Depositary Shares Underwriting Agreement]

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Director

[Signature page to Depositary Shares Underwriting Agreement]

SCHEDULE 1

TO UNDERWRITING AGREEMENT

Issuer Free Writing Prospectuses included in the Disclosure Package:

Issuer Free Writing Prospectus containing the final term sheet filed by the Company with the Commission and dated May 30, 2018.

SCHEDULE 2

TO UNDERWRITING AGREEMENT

Issuer Free Writing Prospectuses not included in the Disclosure Package:

None.

ANNEX I

PRICING AGREEMENT

May [●], 2018

Morgan Stanley & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

UBS Securities LLC

Wells Fargo Securities, LLC

As Representatives of the several Underwriters

named in Schedule I hereto

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Merrill Lynch, Pierce, Fenner & Smith

                            Incorporated

One Bryant Park

New York, New York 10036

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, NY 10019

Attention: Fixed Income Syndicate

c/o Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

Ladies and Gentlemen:

MetLife, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (this “Agreement”) and in the Underwriting Agreement, dated May [●], 2018 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the total number of Securities specified in Schedule I hereto.

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, the Applicable Time, the Closing Date and, if applicable, the Option Closing Date. Each reference to

Annex I - 1

the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Underwriters of the Securities pursuant to the Underwriting Agreement are designated as the “Joint Book-Running Managers” at the end of Schedule II hereto.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, at the time and at the purchase price to the Underwriters set forth in Schedule III hereto, (1) the Company agrees to issue, sell and deliver to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the number of Initial Depositary Shares set forth opposite the name of such Underwriter in Schedule I hereto under the caption “Number of Initial Depositary Shares” and (2) the Company agrees to issue, sell and deliver to the Underwriters, and the Underwriters shall have the right to purchase, severally and not jointly, up to the respective numbers of Option Depositary Shares set forth opposite the names of the Underwriters in Schedule I hereto under the caption “Number of Option Depositary Shares.” The date of the issuance, sale and delivery of the Initial Depositary Shares is the “Settlement Date” set forth on Schedule II hereto and such date shall be considered a Closing Date under the Underwriting Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature pages follow]

Annex I - 2

Very truly yours,

METLIFE, INC.

By:
Name:
Title:

[Signature page to Depositary Shares Pricing Agreement]

Accepted as of the date hereof

on behalf of each of the Underwriters:

MORGAN STANLEY & CO. LLC

By:

Name:

Title:

[Signature page to Depositary Shares Pricing Agreement]

MERRILL LYNCH, PIERCE, FENNER & SMITH

               INCORPORATED

By:

Name:

Title:

[Signature page to Depositary Shares Pricing Agreement]

UBS SECURITIES LLC

By:

Name:

Title:

By:

Name:

Title:

[Signature page to Depositary Shares Pricing Agreement]

WELLS FARGO SECURITIES, LLC

By:

Name:

Title:

[Signature page to Depositary Shares Pricing Agreement]

SCHEDULE I

TO PRICING AGREEMENT

Underwriters	Number of Initial Depositary Shares	Number of Option Depositary Shares	Total Number of Depositary Shares
Morgan Stanley & Co. LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Securities LLC
Wells Fargo Securities, LLC
[●]
[●]

Total	[●]	[●]	[●]

Schedule I - 1

SCHEDULE II

TO PRICING AGREEMENT

Filed pursuant to Rule 433

May [●], 2018

Relating to

Preliminary Prospectus Supplement dated May [●], 2018 to

Prospectus dated November 18, 2016

Registration Statement No. 333-214708

MetLife, Inc.

[●] Depositary Shares,

each representing a 1/1000th interest in a share of

[●]% Non-Cumulative Preferred Stock, Series E

Final Term Sheet

May [●], 2018

Issuer:	MetLife, Inc. (“Issuer”)

Securities:	Depositary shares (“Depositary Shares”), each representing a 1/1000th interest in a share of the Issuer’s [●]% Non-Cumulative Preferred Stock, Series E (“Series E Preferred Shares”)

Number of Depositary Shares:	[●]

Over-allotment Option:	[●]

Liquidation Preference:	$25,000 per Series E Preferred Share (equivalent to $25 per Depositary Share)

Aggregate Liquidation Preference:	$[●]

Price to the Public:	$25 per Depositary Share

Gross Underwriting Discount (Retail):	$[●] per Depositary Share

Schedule II - 1

Gross Underwriting Discount (Institutional):	$[●] per Depositary Share

Proceeds to Issuer Before Expenses:	$[●]

Maturity Date:	Perpetual

Pricing Date:	May [●], 2018

Settlement Date*:	June [●], 2018 (T+3)

Dividend Rate and Dividend Payment Dates:	When, as and if declared by the Issuer’s board of directors or a duly authorized committee thereof, the Issuer will pay dividends on a non-cumulative basis, quarterly in arrears on the 15th day of March, June, September and December of each year, commencing on September 15, 2018, at [●]% per annum, accruing from, and including, the Settlement Date

Day Count Convention:	30/360

Payment Business Days:	New York

Optional Redemption:	Series E Preferred Shares are redeemable, in whole or in part, from time to time, on or after June 15, 2023, at a redemption price equal to $25,000 per Series E Preferred Share (equivalent to $25 per Depositary Share), plus an amount equal to any accrued and unpaid dividends that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date

Redemption after the Occurrence of a Rating Agency Event or Regulatory Capital Event:
Series E Preferred Shares are redeemable, in whole but not in part, at any time prior to June 15, 2023, within 90 days after the occurrence of a “rating agency event” or “regulatory capital event” (as defined in the Preliminary Prospectus), at a redemption price equal to (i) in the case of a rating agency event, $25,500 per Series E Preferred Share (equivalent to $25.50 per Depositary Share), plus an amount

Schedule II - 2

equal to any accrued and unpaid dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date or (ii) in the case of a regulatory capital event, $25,000 per Series E Preferred Share (equivalent to $25 per Depositary Share), plus an amount equal to any accrued and unpaid dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date.

Listing:	Application will be made to list Depositary Shares on the New York Stock Exchange under the symbol “METPrE”

Depositary Shares CUSIP/ISIN:	59156R 876 / US59156R8768

Joint Book-Running Managers:	Morgan Stanley & Co. LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated UBS Securities LLC Wells Fargo Securities, LLC

Co-Managers:	Citigroup Global Markets Inc. HSBC Securities (USA) Inc. Deutsche Bank Securities Inc. Mizuho Securities USA LLC SMBC Nikko Securities America, Inc.

First Tier Underwriters:

Second Tier Underwriters:

*	It is expected that delivery of the Depositary Shares will be made against payment therefor on or about June [●], 2018, which is the third business day following the date hereof (such settlement cycle being referred to as ‘‘T+3’’). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Depositary Shares prior to their date of delivery may be required, by virtue of the fact that the Depositary Shares initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the Depositary Shares who wish to trade such Depositary Shares prior to their date of delivery should consult their own advisors.

Schedule II - 3

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Morgan Stanley & Co. LLC toll-free at (866) 718-1649, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at (800) 294-1322, UBS Securities LLC toll-free at (888) 827-7275 or Wells Fargo Securities, LLC toll-free at (800) 645-3751.

Schedule II - 4

SCHEDULE III

TO PRICING AGREEMENT

Underwriters’ Purchase Price of Depositary Shares: $[●] per Depositary Share for retail orders and $[●] per Depositary Share for institutional orders

Closing Date: June [●], 2018

Addresses for Notices, etc. to the Representatives:

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

UBS Securities LLC

1285 Avenue of the Americas

New York, NY 10019

Attention: Fixed Income Syndicate

Fax: 203-719-0495

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

Schedule III - 1

ANNEX II

KRISTIN H. SMITH OPINION

(i)	The Company has an authorized capitalization as set forth and described in the Disclosure Package and the Final Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; securityholders of the Company have no preemptive or other similar rights with respect to the Securities arising out of the Certificate of Incorporation or the by-laws of the Company or the Delaware General Corporation Law; except as disclosed in the Disclosure Package and the Final Prospectus, there are no rights of any person, corporation or other entity to require registration of any securities, pursuant to any agreement known to me, in connection with the filing of the Registration Statement and the issuance and sale of the Depositary Shares to the Underwriters pursuant to the Underwriting Agreement and the Pricing Agreement; the Depositary Shares to be issued and sold pursuant to the Underwriting Agreement and the applicable Pricing Agreement, and the Preferred Shares represented thereby, conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Final Prospectus;

(ii)	Each Significant Subsidiary is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation, with the corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Final Prospectus; and all issued shares of capital stock or other ownership interests of each Significant Subsidiary (except as described in the Disclosure Package and the Final Prospectus and except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than any lien, encumbrance, equity or claim which would not have a Material Adverse Effect;

(iii)	The Company and each Significant Subsidiary has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified and in good standing would not have a Material Adverse Effect;

(iv)

Each Insurance Subsidiary that is required to be organized or licensed as an insurance company in its jurisdiction of incorporation is so licensed, and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business as described in the Final Prospectus and the Disclosure Package, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; except as otherwise described in the Disclosure Package and the Final Prospectus, each Insurance Subsidiary has all other Approvals of and from all insurance

Annex II - 1

regulatory authorities to conduct its business, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; to my knowledge, there is no pending or threatened action, suit, proceeding or investigation that could reasonably be expected to lead to any revocation, termination or suspension of any such Approval, the revocation, termination or suspension of which would have, individually or in the aggregate, a Material Adverse Effect; and, to my knowledge, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent which would have, individually or in the aggregate, a Material Adverse Effect;

(v)	Each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary is duly licensed or registered as a broker-dealer or investment advisor, as the case may be, in each jurisdiction where it is required to be so licensed or registered to conduct its business, in each case, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary has all other necessary Approvals of and from all applicable regulatory authorities, including any self-regulatory organization, to conduct its business, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; and, except as otherwise described in the Disclosure Package and the Final Prospectus, to my knowledge, no Broker-Dealer Subsidiary or Investment Advisor Subsidiary has received any notification from any applicable regulatory authority to the effect that any additional Approvals from such regulatory authority are needed to be obtained by such subsidiary in any case where it could be reasonably expected that (x) such Broker-Dealer Subsidiary or Investment Advisor Subsidiary would in fact be required either to obtain any such additional Approvals or to cease or otherwise to limit engaging in certain business and (y) the failure to have such Approvals or limiting such business would have a Material Adverse Effect;

(vi)	To my knowledge and other than as set forth in the Disclosure Package and the Final Prospectus, there are no legal or governmental proceedings pending to which the Company or any Significant Subsidiary is a party or to which any property of the Company or any Significant Subsidiary is subject, challenging the transactions contemplated by the Underwriting Agreement and the Pricing Agreement or which, if determined adversely to the Company or any Significant Subsidiary, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and, to my knowledge and other than as described or contemplated in the Disclosure Package and the Final Prospectus, no such proceedings are threatened by governmental authorities or threatened by others and no governmental authority has advised the Company that it is contemplating any such proceedings;

(vii)

The issue and sale of the Securities and the execution and delivery by the Company of and the compliance by the Company with all of the provisions of the Certificate of Designations, the Underwriting Agreement, the Pricing Agreement

Annex II - 2

and the Deposit Agreement, and the consummation of the transactions therein contemplated do not and will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument listed as an exhibit to the Registration Statement or any other indenture, mortgage, deed of trust, loan agreement or other written agreement or similar instrument to which, to my knowledge, the Company or any of its Significant Subsidiaries is a party or by which, to my knowledge, the Company or any of its Significant Subsidiaries is bound or to which, to my knowledge, any of the property or assets of the Company or any of its Significant Subsidiaries is subject, in each case other than such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect or adversely affect the validity or performance by the Company of the Underwriting Agreement, the Pricing Agreement, the Deposit Agreement and the Certificate of Designations; nor will such action result in any violation of the provisions of the Certificate of Incorporation or by-laws of the Company, Metropolitan Life Insurance Company or American Life Insurance Company or any law, rule or regulation applicable to the Company, any of its Significant Subsidiaries or, to my knowledge, any of their respective properties, in each case other than such violations as would not, individually or in the aggregate, have a Material Adverse Effect or adversely affect the validity or performance of the Underwriting Agreement, the Pricing Agreement, the Deposit Agreement, the Certificate of Designations and the validity of the Securities; provided, that no opinion is given herein with respect to (i) the Act, the Exchange Act, the rules and regulations issued pursuant to each such act, or any order, rule or regulation made or established by the Financial Industry Regulatory Authority, or (ii) any state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters; and

(viii)	Each of the documents filed by the Company pursuant to the Exchange Act, and incorporated by reference into the Registration Statement and the Final Prospectus, when it was filed, appeared on its face to comply in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, except that no opinion is expressed herein as to the financial statements and related notes and schedules and other financial data included or incorporated by reference therein or excluded therefrom.

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ANNEX III

WILLKIE FARR & GALLAGHER LLP OPINIONS

ANNEX III-A: OPINION

1. Based solely on our review of the Delaware Certificate, the Company is validly existing as a corporation and is in good standing under the Applicable Laws of the State of Delaware, with the requisite corporate power to own its properties and conduct its business as described in the Disclosure Package and the Prospectus;

2. The Company has the requisite corporate power to execute and deliver each of the Underwriting Agreement, the Pricing Agreement and the Deposit Agreement and to consummate the transactions contemplated thereby;

3. Each of the Underwriting Agreement and Pricing Agreement has been duly authorized, executed and delivered by the Company;

4. The Company is not, and after giving effect to the issuance and sale of the Depositary Shares and the underlying Series E Preferred Shares pursuant to the Underwriting Agreement and Pricing Agreement and the application of the net proceeds thereof will not be, an “investment company” required to be registered under the Investment Company Act of 1940, as amended;

5. The Company and each of its Significant Subsidiaries have made all filings, qualifications or registrations required to be made with, and have obtained all consents, approvals, licenses, authorizations or validations required to be obtained from any Governmental Authority for the issuance and sale of the Depositary Shares and the underlying Series E Preferred Shares by the Company pursuant to the Underwriting Agreement and Pricing Agreement, for the compliance by the Company with all provisions of the Underwriting Agreement, Pricing Agreement, the Deposit Agreement, the Certificate of Designations, the Depositary Shares and the Series E Preferred Shares, and for the consummation of the transactions therein contemplated, except for such filings, qualifications, registrations, consents, approvals, licenses, authorizations or validations (i) as may be required under state securities, insurance securities or Blue Sky laws in connection with the purchase and distribution of the Depositary Shares by the Underwriters (as to such which we express no opinion), or (ii) individually or in the aggregate, as would not reasonably be expected to have a Material Adverse Effect;

6. To our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act;

7. The discussion set forth in the Disclosure Package and the Prospectus under the caption “Certain Material U.S. Federal Income Tax Consequences,” fairly summarizes in all material respects (subject to the limitations and qualifications set forth therein) the material United States federal income tax consequences of the acquisition, ownership and disposition of the Depositary Shares and the underlying Series E Preferred Shares;

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8. The statements set forth in the Disclosure Package and the Prospectus (i) under the caption “Description of Capital Stock – Preferred Stock” and (ii) under the caption “Description of the Series E Preferred Shares,” to the extent not superseded by, or inconsistent with, the statements under the caption “Description of Capital Stock – Preferred Stock,” insofar as they purport to summarize certain provisions of the Series E Preferred Shares and the documents referred to therein, fairly summarize such provisions in all material respects;

9. The statements set forth in the Disclosure Package and the Prospectus (i) under the caption “Description of Depositary Shares” and (ii) under the caption “Description of the Depositary Shares,” to the extent not superseded by, or inconsistent with, the statements under the caption “Description of Depositary Shares,” insofar as they purport to summarize certain provisions of the Depositary Shares and the documents referred to therein, fairly summarize such provisions in all material respects;

10. The Series E Preferred Shares have been duly authorized by the Company and, upon the issuance and delivery of and payment for the Series E Preferred Shares pursuant to the terms of the Underwriting Agreement and Pricing Agreement, will be validly issued, fully paid and non-assessable;

11. The execution and delivery by the Company of the Deposit Agreement and the performance by the Company of its obligations thereunder have been duly authorized by the Company; the Company has duly executed and delivered the Deposit Agreement, the Deposit Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (y) general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity);

12. The Depositary Shares have been duly authorized by the Company and, upon issuance and delivery of and payment for the Depositary Shares pursuant to the terms of the Underwriting Agreement and the Pricing Agreement, will be validly issued, fully paid and non-assessable. The deposit of the Series E Preferred Shares in accordance with the Deposit Agreement has been duly authorized; and

13. Upon deposit of the Series E Preferred Shares with the Depositary pursuant to the Deposit Agreement and the due execution and delivery by the Depositary of the Deposit Agreement and the Depositary Receipt in accordance with the Deposit Agreement, the Depositary Shares will entitle the holder thereof to the benefits provided in the Deposit Agreement and the Depositary Receipt. The issuance of the Depositary Shares and the Series E Preferred Shares is not subject to the preemptive or other similar rights of any securityholder of the Company or other entity. No holder of Depositary Shares will be subject to personal liability by reason of being such a holder.

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ANNEX III-B: NEGATIVE ASSURANCE LETTER

(i) The Registration Statement, as of the Effective Date, and the Prospectus, as of its date, appeared on their face to comply as to form in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that in each case we do not express any view as to financial information or accounting data, or statistical data derived therefrom, included or incorporated by reference therein or excluded therefrom, or the statements contained in the exhibits to the Registration Statement, including the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended (the “Form T-1”)); (ii) nothing has come to our attention that has caused us to believe that the Registration Statement, as of the Effective Date, including the documents incorporated by reference therein, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement and as of the date and time of the delivery of this letter, including the documents incorporated by reference therein, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to financial information or accounting data, or statistical data derived therefrom, included or incorporated by reference therein or excluded therefrom, or the statements contained in the exhibits to the Registration Statement, including the Form T-1); and (iii) nothing has come to our attention that has caused us to believe that the Disclosure Package, as of the Applicable Time, including the documents incorporated by reference therein, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that we do not express any view as to financial information or accounting data, or statistical data derived therefrom, included or incorporated by reference therein or excluded therefrom, or the statements contained in the exhibits to the Registration Statement, including the Form T-1).

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ANNEX IV

METLIFE, INC.

OFFICER’S CERTIFICATE

MetLife, Inc. a Delaware corporation (the “Company”), does hereby certify, pursuant to Section 6(a)(xi) of the Underwriting Agreement, dated May 30, 2018 (the “Underwriting Agreement”), by and among the Company and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives (the “Representatives”) of the Underwriters named in Schedule I to the Pricing Agreement, dated May 30, 2018 (the “Pricing Agreement”), among the Company and the Representatives:

(i)	the representations and warranties of the Company contained in Section 1 of the Underwriting Agreement are true and correct in all respects, as if made at and as of the date hereof; and

(ii)	the Company has complied in all respects with all agreements and all conditions on its part to be performed under the Underwriting Agreement at or prior to the date hereof.

Willkie Farr & Gallagher LLP, counsel to the Company, may rely upon this certificate in delivering its opinion pursuant to Section 6(a)(iv) of the Underwriting Agreement. Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Underwriters, may rely upon this certificate in delivering its opinion pursuant to Section 6(a)(ii) of the Underwriting Agreement.

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IN WITNESS WHEREOF, the undersigned has hereunto signed his name as of May 30, 2018.

METLIFE, INC.

By:
Name:
Title:

[Signature Page to Annex IV]

ANNEX V

DELOITTE & TOUCHE LLP COMFORT LETTER

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ANNEX VI

OFFERING RESTRICTIONS

European Economic Area

In relation to each member state (each, a “Member State”) of the European Economic Area (the “EEA”), no offer of Depositary Shares may be made to the public in that Member State other than to any legal entity which is a qualified investor as defined in the Prospectus Directive, provided that no such offer of Depositary Shares shall require MetLife, Inc. or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this section, (i) the expression an “offer of Depositary Shares to the public” in relation to any Depositary Shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Depositary Shares to be offered so as to enable an investor to decide to purchase or subscribe for the Depositary Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and (ii) the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EC), and includes any relevant implementing measure in any Member State.

The prospectus supplement and accompanying prospectus has been prepared on the basis that any offer of the Depositary Shares in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of the Depositary Preferred Shares. The prospectus supplement and accompanying prospectus is not a prospectus for the purposes of the Prospectus Directive.

The Depositary Shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Directive. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Depositary Shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Depositary Shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

United Kingdom

In the United Kingdom, the prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000

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(Financial Promotion) Order 2005, as amended (the “Order”), (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order or (iii) who are persons to whom it would otherwise be lawful to distribute it (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in the prospectus and the accompanying prospectus supplement or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that the prospectus and the accompanying prospectus supplement relates to may be made or taken exclusively by relevant persons.

Canada

The Depositary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Depositary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Hong Kong

The Depositary Shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Depositary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Depositary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

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Japan

The Depositary Shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “Financial Instruments and Exchange Act”) and each Underwriter has agreed that it will not offer or sell any Series E Preferred Stock, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

The prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the prospectus supplement, the accompanying prospectus, any free writing prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Series E Preferred Stock may not be circulated or distributed, nor may the Depositary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Depositary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Depositary Shares pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; or (3) by operation of law.

Switzerland

The Depositary Shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. The prospectus and the accompanying prospectus supplement does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure

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standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither the prospectus and the accompanying prospectus supplement nor any other offering or marketing material relating to the Depositary Shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither the prospectus and the accompanying prospectus supplement nor any other offering or marketing material relating to the offering, the Company, the Depositary Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, the prospectus and the accompanying prospectus supplement will not be filed with, and the offer of Depositary Shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of Series E Preferred Stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Depositary Shares.

Taiwan

The Depositary Shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Depositary Shares in Taiwan.

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